                                  FILE NO. 333-

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 19, 2002

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               HOLLOW EGG ONE INC.
                 (Name of small business issuer in its charter)

         DELAWARE                                    6770                                  22-3827119
(State or Other Jurisdiction                (Primary Standard Industrial                (I.R.S. Employer
of Incorporation or Organization)            Classification Code Number)               Identification No.)

                             C/O MILLING LAW OFFICES
               115 RIVER ROAD, BUILDING 12, SUITE 1205, EDGEWATER,
                        NEW JERSEY 07020, (201) 313-1600
              (Address and telephone number of executive offices)

                             C/O MILLING LAW OFFICES
         115 RIVER ROAD, BUILDING 12, SUITE 1205, EDGEWATER,
                        NEW JERSEY 07020, (201) 313-1600
(Address of principal place of business or intended principal place of business)

                                 JOHN L. MILLING
             115 RIVER ROAD, BUILDING 12, SUITE 1205, EDGEWATER,
                        NEW JERSEY 07020, (201) 313-1600
           (Name, address, and telephone number of agent for service)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                         CALCULATION OF REGISTRATION FEE

     Title of Each
       Class of                                     Proposed                  Proposed
   Securities to be           Amount to be      Maximum Offering               Maximum                   Amount of
      Registered               Registered      Price Per Security      Aggregate Offering Price          Registration Fee
      ----------               ----------      ------------------      ------------------------           ----------------
     Common Stock,              1,000,000            $0.25                 $250,000.00                         $23.00
   par value $0.0001

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                   PART I - INFORMATION REQUIRED IN PROSPECTUS

                         ------------------------------

                              CROSS-REFERENCE SHEET

                         ------------------------------


                      SHOWING THE LOCATION IN PROSPECTUS OF
                INFORMATION REQUIRED BY ITEMS 1 THROUGH 23, PART
                                 I OF FORM SB-2

         Item in Form SB-2                                             Prospectus Caption
         -----------------                                             ------------------
1.       Forepart of the Registration Statement and                    Cover page and cross-reference
         Front Cover of Prospectus                                     sheet; cover page of prospectus

2.       Inside Front and Outside Back Cover                           Inside front and outside back
         Pages of Prospectus                                           cover pages of prospectus

3.       Summary Information and Risk Factors                          Prospectus Summary; Summary
                                                                       Financial Information; Risk Factors

4.       Use of Proceeds                                               Use of Proceeds

5.       Determination of Offering Price                               Prospectus Summary-Determina-
                                                                       tion of Offering Price; Risk Factors;
                                                                       Description of Securities

6.       Dilution                                                      Dilution; Risk Factors

7.       Selling Security Holders                                      Not Applicable

8.       Plan of Distribution                                          Plan of Distribution; Subscription
                                                                       Rights

9.       Legal Proceedings                                             Business-Legal Proceedings

10.      Directors, Executive Officers,                                Management-Executive Officers and
         Management Promoters and                                      Directors; Principal Shareholders;
         Control Persons                                               Certain Transactions

11.      Security Ownership of Certain                                 Principal Shareholders
         Beneficial Owners and Management

12.      Description of Securities                                     Description of Securities

13.      Interest of Named Experts                                     Legal Opinions; Experts; Principal
         and Counsel                                                   Shareholders

14.      Disclosure of Commission                                      Management-Indemnification
         Position on Indemnification for                               of Officers and Directors
         Securities Act Liabilities

15.      Organization Within Last Five Years                           Prospectus cover; Prospectus
                                                                       Summary-The Company; Business-
                                                                       General

16.      Description of Business                                       Business

17.      Management's Discussion and                                   Business-General; -Requirements of
         Analysis or Plan of Operation                                 Business Combination Candidates;
                                                                       -Identification of Business
                                                                       Combination Candidates;-Evaluation
                                                                       of Business Combination
                                                                       Candidates

18.      Description of Property                                       Business-Property

19.      Certain Relationships and                                     Certain Transactions; Principal
         Related Transactions                                          Shareholders; Business-Executive
                                                                       Officers and Directors

20.      Market for Common Equity and                                  Prospectus cover; Risk Factors;
         Related Stockholder Matters                                   Description of Securities-Trading
                                                                       Market for Common Stock; -Shares
                                                                       Eligible for Future Resale

21.      Executive Compensation                                        Management- Management
                                                                       Compensation

22.      Financial Statements                                          Financial Statements

23.      Changes in and Disagreements                                  Experts
         With Accountants on Accounting
         and Financial Disclosure


                  [Remainder of Page Intentionally Left Blank]

The information in this prospectus in not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION-- DATED FEBRUARY 19, 2002

PROSPECTUS                                                                , 2002
--------------------------------------------------------------------------------

                               HOLLOW EGG ONE INC.

[LOGO]
                        1,000,000 SHARES OF COMMON STOCK
                                 $.25 PER SHARE

    HOLLOW EGG ONE INC. IS A PRIVATELY OWNED "BLANK CHECK" COMPANY, RECENTLY ORGANIZED IN THE STATE OF DELAWARE WHOSE SOLE PURPOSE AT THIS TIME IS TO
     IDENTIFY AND CONSUMMATE A MERGER OR ACQUISITION WITH A PRIVATE ENTITY.

           WE ARE OFFERING THESE SHARES THROUGH OUR MANAGEMENT, ON AN
         "ALL-OR-NONE" BASIS THIS IS OUR INITIAL PUBLIC OFFERING, AND NO
                     PUBLIC MARKET CURRENTLY EXISTS FOR OUR
         SHARES. THE OFFERING PRICE MAY NOT REFLECT THE MARKET PRICE OF
           OUR SHARES AFTER THE OFFERING. EVEN IF A MARKET DEVELOPS,
                    YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

         WE MAKE NO RECOMMENDATION TO YOU TO PURCHASE THESE SHARES. THIS
           INVESTMENT SHOULD BE CONSIDERED ONLY BY PERSONS WILLING TO
             GAMBLE ON A VERY HIGH RISK INVESTMENT AND WILLING AND
       ABLE TO AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS"
              FOR A DESCRIPTION OF CERTAIN OF THE RISKS INVOLVED.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
           SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
      SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OFFERING INFORMATION                         PER SHARE AMOUNT                   TOTAL AMOUNT
--------------------                         ----------------                   ------------
Public offering price                        $            0.25               $       250,000.00
Discounts or commissions (1)                 $            0.00               $              .00
Estimated offering expenses (2)              $            0.025              $        25,000.00
Net offering proceeds to the Company         $            0.225              $       225.000.00

Notes to Spread Table:

(1) No commissions or expenses will be paid to management of the Company from the proceeds of this offering.

(2) Estimated offering expenses are roughly estimated to be approximately $46,000. The spread table amount of $25,000 represents the approximate extent to which the Company will be financially able to pay these expenses and does not include do not include certain other offering costs. The principal shareholder of the Company will pay, without recourse to the Company, all offering expenses which are beyond the ability of the Company to pay.

         THE SHARE OFFERING MADE BY THIS PROSPECTUS IS INTENDED TO COMPLY WITH, AMONG OTHER GENERAL RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, RULES 10b-9 AND 419. RULE 10b-9 RELATES TO PROCEDURES WHICH MUST BE FOLLOWED UNTIL THE COMPLETION OR OTHER TERMINATION OF THE OFFERING AND RULE 419 RELATES TO PROCEDURES WHICH MUST BE FOLLOWED SUBSEQUENT TO THE SUCCESSFUL COMPLETION OF THE OFFERING, THAT IS, IF ALL THE OFFERED SHARES ARE SOLD. THESE RULES ARE GENERALLY REFERRED TO IN THIS PROSPECTUS AS THE SEC RULES.

         YOUR SUBSCRIPTION PAYMENTS WILL BE HELD IN ESCROW WITH VALLEY NATIONAL BANK IN WAYNE, NEW JERSEY, IN TWO STAGES. THE FIRST STAGE WILL OCCUR WHILE THE OFFERING IS TAKING PLACE DURING A PERIOD OF 90 DAYS WHICH MAY BE EXTENDED FOR TWO CONSECUTIVE 30-DAY PERIODS. IF ALL OF THE OFFERED SHARES ARE NOT SOLD DURING THAT OFFERING PERIOD, YOUR SUBSCRIPTION PAYMENT WILL BE RETURNED TO YOU WITH ALL INTEREST AND DIVIDENDS EARNED BY IT WHILE IN ESCROW. IF ALL OF THE OFFERED SHARES ARE SOLD DURING THAT OFFERING PERIOD, THE SECOND STAGE OF THE ESCROW WILL OCCUR. THIS WILL CONSTITUTE THE CONTINUED ESCROW OF THE NET SUBSCRIPTION PAYMENTS, I.E. THE FIRST STAGE ESCROW LESS 10% OF THE SUBSCRIPTION PAYMENTS. THE STOCK CERTIFICATES REPRESENTING YOUR INVESTMENT WILL ALSO BE ISSUED IN YOUR NAME AND ALSO BE HELD IN ESCROW. THIS SECOND STAGE OF THE ESCROW OF FUNDS AND STOCK WILL BE CONTINUED UNTIL A SATISFACTORY PRIVATE COMPANY HAS BEEN ACQUIRED BY THE COMPANY IN ACCORDANCE WITH ITS BUSINESS PURPOSE. IF THIS DOES NOT OCCUR WITHIN 18 MONTHS FROM THE DATE OF THIS PROSPECTUS, YOUR SUBSCRIPTION PAYMENTS WITH INTEREST AND DIVIDENDS, LESS THE DEDUCTIONS MENTIONED ABOVE, WILL BE RETURNED TO YOU. IF THIS DOES OCCUR DURING THE 18-MONTH PERIOD, YOUR STOCK CERTIFICATES WILL BE ISSUED TO YOU AND YOUR NET SUBSCRIPTION PAYMENTS WILL BE PAID TO THE COMPANY.

         NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO RECOMMEND YOUR PURCHASE OF THE OFFERED SHARES BUT IS AUTHORIZED ONLY TO PROVIDE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF. HOWEVER, ANY SUCH CHANGES THAT MAY HAVE OCCURRED WILL NOT HAVE BEEN MATERIAL TO AN INVESTMENT DECISION. IN THE EVENT THERE HAS BEEN ANY MATERIAL CHANGES IN OUR AFFAIRS, A POST-EFFECTIVE AMENDMENT WILL BE FILED. WE RESERVE THE RIGHT TO REJECT ANY ORDER, IN WHOLE OR IN PART, FOR THE PURCHASE OF ANY OF THE SHARES OFFERED.

         UNTIL 90 DAYS AFTER THE DATE WHEN THE FUNDS AND SECURITIES ARE RELEASED FROM THE ESCROW ACCOUNT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS......................   6
PROSPECTUS SUMMARY..........................................................   7
SUMMARY FINANCIAL INFORMATION...............................................  10
HOW TO PURCHASE SHARES OF THE COMPANY.......................................  11
SUBSCRIPTION RIGHTS.........................................................  11
YOUR RIGHTS AND ENTITLEMENTS TO CERTAIN PROTECTIVE MEASURES
         UNDER SEC RULES RELATING TO "BLANK CHECK" COMPANIES................  14
RISK FACTORS................................................................  17
DILUTION ...................................................................  20
USE OF PROCEEDS.............................................................  21
CAPITALIZATION..............................................................  23
DESCRIPTION OF BUSINESS.....................................................  24
PRINCIPAL SHAREHOLDERS......................................................  29
MANAGEMENT..................................................................  30
CERTAIN TRANSACTIONS........................................................  33
DESCRIPTION OF SECURITIES...................................................  33
PLAN OF DISTRIBUTION........................................................  37
EXPERTS  ...................................................................  38
LEGAL OPINIONS..............................................................  38
WHERE YOU CAN FIND MORE INFORMATION.........................................  39
FINANCIAL STATEMENTS........................................................  40
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS............................  47

--------------------------------------------------------------------------------
             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
--------------------------------------------------------------------------------

         This prospectus contains statements that the Company believes are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this prospectus, including statements regarding the Company's competitive strengths, business strategy, expected benefits of any acquisition, future financial position, budgets, projected costs and plans and objectives of management are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "should," "intend," "estimate," "anticipate," "believe," "plan," "continue," or similar terminology. THESE FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS, SOME OF WHICH ARE BEYOND THE COMPANY'S CONTROL, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE WHICH ARE EXPRESSED OR IMPLIED IN THOSE FORWARD-LOOKING STATEMENTS. These factors include the "Risk Factors" and others in this prospectus, and these factors expressly qualify all written and oral forward-looking statements attributable to the Company. The "safe harbor" provisions of the above mentioned act do not apply to statements made in connection with our offering. We disclaim any obligation to update forward-looking statements.

--------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY
--------------------------------------------------------------------------------

         This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully.

The Company

         We are a "blank check" company within the meaning of and subject to Rule 419 of the SEC rules. We were incorporated in Delaware on September 5, 2001 for the sole purpose of acquiring or merging with another business or company. We have no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company nor have we identified any specific business or company for investigation and evaluation for a merger with us. Since our organization, our activities have been limited to our preparations for the offering made by this prospectus. We will not engage in any substantive commercial business following the offering. We maintain our office at Milling Law Offices, 115 River Road, Building 12, Edgewater, New Jersey 07020. Our telephone number is (201) 313- 1600; our fax number is (201) 313-7249; and our e-mail address is johmilaw@cs.com. These offices are the law offices of John L. Milling, president and a director of the Company.

The Offering

Securities offered                          1,000,000 shares of common stock,
                                            $0.0001 par value, offered at $0.25
                                            per share, through Company
                                            management consisting of its
                                            chairman and president.

Manner of offering                          "All or none". Unless all of the
                                            offered shares are sold, none will
                                            be sold.

Offering period                             60 days from the effective date of
                                            this prospectus, which period may be
                                            extended by the Company for up to
                                            two separate consecutive 45-day
                                            periods. Future references to the
                                            offering period will be the offering
                                            period as it may be extended.

Common stock outstanding                    Prior to the offering: 9,000,000
                                            shares

                                            After the offering: 10,000,000
                                            shares

Reservations of rights                      The Company reserves the right to
                                            terminate the offering at any time
                                            at its sole discretion. The Company
                                            also reserves the right to accept or
                                            reject, in whole or in part, any
                                            subscription to the offered Company
                                            shares. In the event of any such
                                            rejection, all sums paid by
                                            subscribers and due to be refunded
                                            to them will be so refunded with
                                            earned interest and/or dividends.

Risk Factors                                Investments in our securities are
                                            highly speculative, involve a high
                                            degree of risk, and should be
                                            purchased only by you if you can
                                            afford to lose your entire
                                            investment. See "Risk Factors" for
                                            special risks concerning an
                                            investment and "Dilution" for
                                            information concerning dilution of
                                            the book value of your shares from
                                            the public offering price of the
                                            shares.

Penny Stock Status

         We consider an investment in our shares to be a true gamble to be considered only by people who are willing and able to risk the very real possibility of losing their entire investment. Under the circumstances, we cannot and do not recommend that the offered Company shares be purchased by anyone. We believe that, under these circumstances, the various disclosure, documentary, and related requirements of the penny stock rules of the Securities Exchange Act do not apply to this offering by reason of the operation of SEC rules 15g-1(e) and 15g-9(c)(1).

Determination of Offering Price

         The offering price of $0.25 per share for the shares has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were:

         -      Estimates of our business potential;
         -      Our limited financial resources;
         - The amount of equity desired to be issued in a business combination;
         -      The amount of dilution to the public shareholders; and
         -      The general condition of the securities markets.

Subscription Offer to Shareholders of Tecumseh Holdings Corporation

         This offering of 1,000,000 shares will, for a specified period of time, be made exclusively to holders of record of the Class A common stock of Tecumseh Holdings Corporation, the parent of the Company, who are not affiliated with Tecumseh and who acquired their shares by funds investment (as opposed to employees of Tecumseh who acquired Tecumseh Class A shares as an incentive bonus), as of the close of business on the seventh business day next preceding the date of this prospectus. All of the Tecumseh Class A share investors have provided Tecumseh with documentation indicating their accredited investor status. The specified Rights Offering Period will commence with the date of this prospectus and end at the close of business on the first business day at least 60 days from such date. These Tecumseh Class A share investors have been divided into two categories. These categories are: (1) holders of Small Blocks (less than 25,000 Tecumseh Class A shares) and (2) holders of Large Blocks (25,000 or more Tecumseh Class A shares). Each Small Block holder will be entitled to subscribe to a percentage of 800,000 of the offered Company shares and each Large Block holder will be entitled to subscribe to a percentage of 200,000 of the offered Company shares. The formula for determining the percentages to be allotted to each of the Tecumseh Class A share investors will be (1) as to a Small Block holders, the percentage of the total amount of Small Block Tecumseh Class A shares held by the Small Block holder and (2) as to a Large Block holder, the percentage of the total Large Block Tecumseh Class A shares held by the Large Block holder. Tecumseh Class A share investors of either category may, in their subscription agreements, elect to over-subscribe to offered Company shares on a similarly determined percentage formula basis. They may elect to over-subscribe to any unsubscribed- for offered Company shares available to Tecumseh holders in their Block category, and may also elect to over-subscribe to offered Company shares available to Tecumseh holders in the Block category other than their own. This latter over-subscription right will be based upon the number of offered Company shares, if any, to which holders of the other category of Tecumseh Class A shares have neither subscribed nor over-subscribed. All such over-subscriptions must be made by Tecumseh Class A share investors in their respective subscription agreements. Payment for the purchase of the offered Company shares must be received by the last day of the Rights Offering Period in accordance with the amount of the subscription and, in the case of over-subscriptions, in the amount of the over-subscription in accordance with appropriate information transmitted to each over-subscribing Tecumseh Class A share investor. Any offered Company shares remaining unpurchased at the end of the Rights Offering Period will be offered to the general public. The subscription rights of the Tecumseh Class A share investors will not be transferable except by devolution of law in the event of the death or adjudication of incompetence of such a shareholder.

Offering Conducted in Compliance with Particular Requirements for All-or-None
  Offerings and Blank Check Companies

         We are a "blank check" company. The procedures required for the successful implementation of a "blank check" company are two-fold, first, the successful completion of a registered offering of its capital stock and, second, the successful acquisition by the "blank check" company of an effective operating business. The subscription funds received during the period of the offering will be held in escrow and, if the offering is completed, then during the post- Rights Offering Period, 90% of such funds will be continue to be held in escrow. The escrows and the procedures required to be followed during the post-offering period are intended to be undertaken in accordance with the SEC rules governing all-or-none offerings and "blank check" companies. You have certain rights and are entitled to certain protective measures under these rules. To that end:

- In the event that all of the shares offered by this prospectus are not sold prior to the end of the offering period or the earlier termination of this offering, the subscription funds, which will be held in an escrow account, together with interest and dividends, if any, will be returned to you and all further activity with respect to this offering shall cease.

- In the event that all of the shares offered by this prospectus are sold by or prior to the end of the offering period, the funds received in the offering will be continue to be held in the escrow account, and the shares purchased by you and other investors will be issued and held in an escrow account, until an acquisition meeting specific criteria is completed.

- Before the acquisition can be completed and before the funds can be released to us and securities can be released to you, we are required to update the registration statement with a post-effective amendment.

- Within the five days after the effective date of the post-effective amendment, we are required to furnish you with the prospectus containing the terms of a reconfirmation offer, based primarily on information regarding the proposed acquisition candidate and its business, and further including our and their audited financial statements.

- You will have neither fewer than 20 nor more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm your investment and remain an investor or alternately, to require the return of your investment, minus certain deductions.

- If you or any investor does not make any decision within this 45 day period, we will automatically return your investment funds.

- If we do not complete an acquisition meeting the specified criteria within 18 months of the date of this prospectus, all of your funds in the escrow account must be returned to you. To the extent that our offering period absorbs a portion of those 18 months, we will have that much less time in which to identify, negotiate and close an acquisition.

Use of Proceeds

         Of the $250,000 total offering proceeds deposited into the escrow account, 10% or $25,000 will be released to us prior to a confirmation offering in which you reconfirm your investment in accordance with procedures required by SEC rules. While our request for such release of these funds from the escrow account remains in the sole discretion of management.

management has determined to obtain such release for the purpose of payment or reimbursement of part of the offering expenses. We will receive the balance of the escrowed funds only in the event a business combination is closed in accordance with the requirements of the SEC rules. The funds will remain in the money market funds escrow account maintained by Valley National Bank N.A., the Escrow Agent for the net offering proceeds and for the investor share certificates. No portion of the funds will be expended to acquire an acquisition candidate. The funds will be transferred to the Company once a business combination is closed. We intend that our common stock will be used as consideration to close a business combination. The Company will redeem most of the shares held by Tecumseh Holdings Corporation in consideration of Company funds and/or a Company promissory note, in amounts to be determined. The redeemed stock will be issued, solely in exchange for stock of the acquisition candidate, pursuant to the directions of the acquisition candidate.

         We have not incurred, and do not intend to incur in the future, any debt for the costs of our organizational, offering and acquisition activities, beyond our available funds prior to completing a business combination. These funds are expected to amount to approximately $25,000. All such costs and expenses beyond the amount which we can afford to pay prior to completing a business combination will be paid by Tecumseh without recourse to the Company beyond the Company's ability to reimburse Tecumseh prior to completion of a business combination. In the event a business combination is successfully concluded, it is anticipated that the sum paid to Tecumseh for the redemption of its stock will satisfy any sums expended by it in behalf of the Company. Accordingly, no portion of the proceeds are being used to repay debt. However, to the extent that the Company will be entitled to receive $25,000 from the offering proceeds if the offering is completed, that amount will be paid to Tecumseh by way of payment of past and future expenses in behalf of the Company.

--------------------------------------------------------------------------------
                          SUMMARY FINANCIAL INFORMATION
--------------------------------------------------------------------------------

         The table below contains certain summary historical financial data. The historical financial data for the period commencing September 5, 2001 and ended January 31, 2002 has been derived from our audited financial statements as at December 31, 2001 which are contained in this prospectus. The information should be read in conjunction with those financial statements and notes, and other financial information included in this prospectus.

Income Statement (Period from September 5, 2001 through January 31, 2002)

         Revenue                                            $       -0-

         Expenses                                           $     2,961

         Net income (loss)                                  $    (2,961)

         Basic earnings (loss) per share                    $   (.00033)

         Basic number of common shares outstanding            9,000,000

Balance Sheet (at January 31, 2002)

         Total assets                                       $     1,989

         Total liabilities                                  $       450

         Total shareholders' equity                         $     1,539

         Net shareholders' equity per share
              on a fully diluted basis                      $    .00017

--------------------------------------------------------------------------------
                      HOW TO PURCHASE SHARES OF THE COMPANY
--------------------------------------------------------------------------------

         Persons may purchase the offered Company shares by completing and signing the subscription agreement and delivering it to the Company. The subscription agreement must be received by the Company, together with payment for the purchased Company shares, prior to the applicable expiration date. The offering periods and expiration dates for the receipt by the Company of the subscription agreement are as follows:

- In the case of the exercise by Tecumseh Class A share investors, not less than one nor more than 30 days from the date of this prospectus. The subscription agreement must be accompanied by payment for the initial subscription allotment of the Tecumseh Class A share investor in the manner described below. In the event of the exercise by such person of his or her Primary or Secondary Over-subscription allotment right, such payment must be made at a proximate later date. Please refer to the subtopic "Subscription Agreements and Payments" in the section of the prospectus entitled "Subscription Offer" set forth below.

- In the case of purchases of the offered Company shares by persons other than Tecumseh Class A share investors or by Tecumseh Class A share investors who have not exercised their subscription rights described below, assuming any offered Company shares shall remain unpurchased and assuming two 45-day extensions by the Company of the offering period, not less than 61 nor more than 150 days from the effective date of this prospectus.

         Delivery of the completed and signed subscription agreement and payment for the purchased offered Company shares should be made as follows:

- Delivery of the subscription agreement, together with payment by written instrument, should be made by hand, by recognized courier service, or by first class mail, to "Hollow Egg One Inc., c/o Milling Law Offices, 115 River Road, Suite 1205, Edgewater, NJ 07020, telephone 201-313-1600".

- Payment by written instrument should be in the form of a check, bank draft or money order, in the aggregate amount then due on account of the subscription price, payable to or endorsed to the order of "Valley National Bank N.A., Escrow Agent for Hollow Egg One Inc."

- In lieu of payment by written instrument, a bank-to-bank wire transfer of funds (S.W.I.F.T or FedWire) may be made, contemporaneously with the delivery of the subscription agreement, to "Federal Reserve Bank of New York for account of Valley National Bank N.A.,Wayne, NJ, ABA No. 021201383, Attention Trust Service No. 73187, for further credit to Hollow Egg One Inc., Escrow Account No. [to be determined]".

--------------------------------------------------------------------------------
                               SUBSCRIPTION RIGHTS
--------------------------------------------------------------------------------

General

         This offering of 1,000,000 Company shares will, for a specified period of time, be made exclusively to holders of record of the Class A common stock of Tecumseh Holdings

Corporation, the parent of the Company, who acquired their Tecumseh Class A shares by investment of funds at the established offering price (as opposed to employees of Tecumseh who acquired Tecumseh Class A shares as an incentive bonus). No such offeree is a member of senior management of Tecumseh and only one such offeree, who purchased Tecumseh Class A shares for $75,000, is affiliated with Tecumseh as a senior vice president. The record date and time at which the Tecumseh Class A share investors having the rights to subscribe to the offered Company shares will be determined will be the close of business on the seventh business day next preceding the date of this prospectus. All of the Tecumseh Class A share investors have provided Tecumseh with documentation indicating their accredited investor status. As of the record date there were approximately 350 Class A share investors holding approximately 2,500,000 Class A shares. Of these investors, approximately 50 persons held Large Blocks (25,000 or more Tecumseh Class A shares) amounting to approximately 1,000,000 shares and approximately 300 persons held Small Blocks (less than 25,000 Tecumseh Class A shares) amounting to approximately 1,500,000 shares. As described below with respect to these rights:

- Transfer of these rights by the Tecumseh Class A share investors will not be permitted;
-    No offered Company shares will be issued on a fractional basis;
- The offering period will have a duration of 60 days from the date of this prospectus;
- Rights allotments will be based upon the number of Tecumseh Class A shares held;
- Rights holders can over-subscribe for unsubscribed-for offered Company shares;
- Rights holders' record date will be the 7th business day prior to the prospectus date; and
- All other terms of the Company share offering will apply including the per share price.

         Any Tecumseh Class A shareholder and, following expiration of the offering period, any subscriber to the offered Company shares, may obtain further information regarding the Company, this offering, subscribing to offered Company shares or other relevant information by communicating with the Company by telephone, fax, e-mail, courier service, or first class mail at the addresses and numbers provided in the sections of this prospectus entitled "Prospectus Summary" and "Plan of Distribution".

Record Date and Rights Offering Period

         The record date and time for the determination of the investors in the Tecumseh Class A shares eligible to exercise the rights described above and for the determination of their allotments of offered Company shares is the close of business on the seventh business day next preceding the date of this prospectus. The period during which the rights of the Tecumseh Class A share investors to subscribe to the offered Company shares may be exercised is the period commencing with the date of this prospectus and ending at the close of business on the first business day which is at least most 60 days from the date of this prospectus.

Allotments of Subscription Rights

         The investors in the Tecumseh Class A shares have been divided into two categories. These categories are: (1) investors in Small Blocks (less than 25,000 Tecumseh Class A shares) and (2) investors in Large Blocks (25,000 or more Tecumseh Class A shares). Each Small Block holder will be entitled to subscribe to a percentage of 800,000 of the offered Company shares and each Large Block holder will be entitled to subscribe to a percentage of 200,000 of the offered Company shares.

         The formula for determining the percentages of the offered Company shares to be allotted to each of the Tecumseh Class A share investors will be
(1) as to a Small Block holders, the percentage of the total amount of Small Block Tecumseh Class A shares held by the Small Block holder and (2) as to a Large Block holder, the percentage of the total Large Block Tecumseh Class A shares held by the Large Block holder.

Allotments of Over-Subscription Rights

         Tecumseh Class A share investors of either category may, in their subscription agreements, elect to over-subscribe to offered Company shares on a similarly determined percentage formula basis. They may elect to make a Primary Over-subscription to any unsubscribed-for offered Company shares available to Tecumseh Class A share investors in their Block category. They may also elect to make a Secondary Over-subscription to any unsubscribed-for offered Company shares available to Tecumseh Class A share investors in the Block category other than their own, based upon the number of offered Company shares, if any, to which investors in the other category of Tecumseh Class A shares have neither subscribed nor over-subscribed. All such over-subscriptions must be made by Tecumseh Class A share investors in their respective subscription agreements, simultaneously with their original subscriptions.

         The percentages of unsubscribed-for offered Company shares to be allotted to Tecumseh Class A share investors who have elected to over-subscribe will be calculated in the following manner. With respect to Primary Over-subscriptions, the allotment to a Tecumseh Class A shareholder will be the percentage which the amount of his original subscription to offered Company shares available to Tecumseh Class A share investors in his Block category constitutes of the total amount of such original subscriptions made by all Tecumseh Class A share investors in his Block category. With respect to Secondary Over-subscriptions, the allotment to a Tecumseh Class A shareholder will be the percentage which the amount of the total of his original subscription and Primary Over-subscription to offered Company shares available to all Tecumseh Class A share investors in both Block categories constitutes of the total amount of such original subscriptions and Primary Over-subscriptions made by all Tecumseh Class A share investors in both Block categories.

Subscription Agreements and Payments

         All subscriptions and over-subscriptions by Tecumseh Class A share investors must be made simultaneously on the form of the Company's prescribed subscription agreement which accompanies this prospectus. The form should be completed in accordance with its terms and provisions, principally for the purpose of avoiding any misunderstandings or errors in the ensuing calculation of the allotments of offered Company shares to over-subscribing Tecumseh Class A share investors. The initial allotment of offered Company shares to a Tecumseh Class A shareholder will appear on the subscription agreement received by such shareholder. Tecumseh Class A share investors who do not over-subscribe may subscribe to all or part of their initial allotments.

         Payment for all original subscriptions to offered Company shares should accompany the return of the completed and executed subscription agreement, which must be received by the Company within 30 days from the date of this prospectus. This timing is necessary for the purpose of calculating the allotments of offered Company shares available for over-subscription and communicating this information to Tecumseh Class A share investors. Within 40 days from the prospectus date, each Tecumseh Class A shareholder who has included an over-subscription in his or her subscription agreement and who has returned the completed and signed subscription agreement accompanied by payment for the full amount of his or her initial allotment, will receive a statement and a confirmation indicating the amount of such person's over-subscription allotment. Such Tecumseh Class A Shareholder should promptly return a copy of the confirmation accompanied by payment for the amount of his or her over-subscription so as to have it in the hands of the Company not later than the 60th day from the prospectus date.

Fractional Shares

         No initial allotments or over-subscription allotments will include fractions of an offered Company share. Any fractional shares to which a Tecumseh Class A shareholder would otherwise be entitled pursuant to the allotment procedure will be disregarded. In the calculations of the allotments of offered Company shares for original subscriptions and over-subscriptions in which a fraction of a share is indicated, the amount of the allotment will be expressed as the next lower whole number.

Transfer of Subscription Rights

         The subscription rights of the Tecumseh Class A share investors will not be transferable except by devolution of law in the event of the death or adjudication of incompetence of such a shareholder. No other transfers of these rights will in any way be recognized by the Company and, accordingly, no such transferee will be able to exercise or otherwise act with respect to such rights.

Tax Consequences of Subscription Rights

         The Company has not sought a determination from the Internal Revenue Service regarding the federal income tax treatment of the receipt, exercise or expiration without exercise of the subscription rights or over-subscription rights by Tecumseh Class A share investors. While the Company does not believe that such receipt, exercise, or expiration without exercise of these rights constitutes a taxable event under federal income tax laws, it does not, and cannot, represent this to be accurate.

         Accordingly, no representations are made with respect to such tax consequences or the merit of any characterization summarized above. Each Tecumseh Class A shareholder is advised to consult such holder's own tax adviser with respect to the federal income tax consequences of the receipt, exercise or expiration without exercise of these rights, as well as with respect to possible state and local tax consequences.

Restriction in Arizona

         By reason of restrictions imposed by the Arizona Corporation Commission, Tecumseh Class A share investors with addresses of record in Arizona will not be eligible to subscribe for offered Company shares during the Rights Offering Period but may do so thereafter.

--------------------------------------------------------------------------------
           YOUR RIGHTS AND ENTITLEMENTS TO CERTAIN PROTECTIVE MEASURES
               UNDER SEC RULES RELATING TO "BLANK CHECK" COMPANIES
--------------------------------------------------------------------------------

Basic Conditions

         SEC rules require that, upon the completion of the offering, the offering proceeds, after deduction for expenses of the Company and the certificates for the securities purchased by you and other investors in this offering, be maintained in an escrow account governed by an agreement which contains certain terms and provisions specified by the SEC rules. These provide that the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

         First, we must execute an agreement for an acquisition of a business or of business assets that will constitute our business. The fair value of the business or net business assets to be acquired must represent at least 80% of the maximum offering proceeds including any payments of any kind related to the offering which are made to the Company (of which none will be made) but excluding allowances paid to directly engaged unaffiliated selected dealers, if any.

         Second, we must file a post-effective amendment to the registration statement which must contain information regarding the acquisition candidate and its business, the status of the Company, and audited financial statements of each, together with the terms of a reconfirmation offer that must contain conditions prescribed by the rules.

         Third, we must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors in this offering must elect to remain investors.

         After we submit a signed representation to the Escrow Agent that the requirements of the rules have been met and after the acquisition is satisfactorily closed, the Escrow Agent can release the funds and securities.

Escrow Agreement

         Accordingly, we have entered into a Escrow Agreement with the Valley National Bank, as Escrow Agent. The Escrow Agent's address is Trust Department, 1195 Hamburg Turnpike, Wayne, New Jersey 07470, telephone 212-406-4521, fax 973-305-5515 , which provides that:

- Upon commencement of the offering, we will promptly deposit all subscription funds received by it into the funds escrow account maintained by the Escrow Agent. All subscription funds are to be payable to the Escrow Agent and delivered to the Company who will record the details of the subscription before prompt deposit with the Escrow Agent.

- Upon completion of the offering, the offering proceeds will continue to be maintained in the funds escrow account maintained by the Escrow Agent. There will be released to us, in accordance with management's right of election under the rules, an amount, not exceeding 10% of such gross proceeds, exclusive of interest or dividends, if any, and calculated after deduction of all dealer allowances, if any. These funds, when requested to be released to us, are intended to be applied to the payment of any offering expenses, or indebtedness incurred by way of offering expenses, which expenses shall not include dealer allowances, if any. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investor and are intended to be invested in money market mutual funds, as permitted by the SEC rules.

- All share certificates issued to investors in the offering and any other securities issued, including certificates for stock splits, stock dividends or similar rights, are to be deposited directly into a custodial shares escrow account promptly upon issuance. Your name must be included on your share certificate(s) or other documents evidencing the shares purchased by you. The securities held in the shares escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights to the securities held in your name. The securities held in the shares escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Title 1 of the Employee Retirement Income Security Act.

- Warrants, convertible securities or other derivative securities relating to securities held in the shares escrow account, none of which are intended to be create by the Company prior to the planned eventual transfer of its control, may be exercised or converted in accordance with their terms, provided that, however, the securities received upon exercise or conversion, together with any cash or other consideration paid for the exercise or conversion, are to be promptly deposited into the funds escrow account.

Prescribed Acquisition Criteria

         Before the funds and the securities can be released, we must first execute an agreement to acquire a candidate meeting certain specified criteria. This agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement must include, as a precondition to its closing, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $200,000 (80% of $250,000).

Post-Effective Amendment

         Once the agreement governing the acquisition of a business meeting the required criteria has been executed, we are required to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and its business, including audited financial statements, the results of this offering and the use of the funds disbursed from the funds escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by the SEC rules. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the funds and securities can be released from escrow.

Reconfirmation Offer

         The reconfirmation offer must commence after the effective date of the post-effective amendment. The terms of the reconfirmation offer must include the following conditions:

- The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Escrow Account within 5 business days after the effective date of the post-effective amendment.

- Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

- If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related interest or dividends held in the Escrow Account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

- The acquisition will be closed only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $200,000 elect to reconfirm their investment.

- If a closed acquisition has not occurred by a date which is 18 months from the date of this prospectus, the funds held in the Escrow Account, including interest and dividends, if any, shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.

Release of Securities and Funds

         The Escrow Funds will be released to us, and the Share certificates and any other securities will be released to you, only after the Escrow Agent shall have received a signed representation from us and any other evidence acceptable by the Escrow Agent that:

- We have executed an agreement for the acquisition of an acquisition candidate whose fair market value represents at least 80% of the maximum offering proceeds and have filed the required post-effective amendment to this registration statement.

-        The post-effective amendment has been declared effective.

- We have satisfied all of the prescribed conditions of the reconfirmation offer.

- The closing of the acquisition of the candidate business has occurred in accordance with the terms of the acquisition agreement.

--------------------------------------------------------------------------------
                                  RISK FACTORS
--------------------------------------------------------------------------------

         There is a very high degree of risk associated with an investment in our Company. It is not unlikely that your entire investment could be lost. The Company cannot recommend that you purchase the offered shares. You should know that our business, financial condition or results of operations, and, more importantly, that of any business we acquire, could be materially and adversely affected by any of the following risks. You should carefully consider the following factors in addition to the other information in this prospectus before acquiring the shares.

         1. Anticipated Change in Control and Management. Upon the successful completion of a business combination, we anticipate that we will have to issue to the acquisition candidate virtually all of the Company shares owned by Tecumseh, which will have been reacquired by the Company and which, when issued to the acquisition candidate, will comprise a large majority of our then issued and outstanding shares of common stock. Therefore, we anticipate we will experience a change of control upon the closing of a business combination. We cannot assure you of the performance of the new management in the operation of the business, assets or property of the acquisition candidate.

         2. No Access to Your Funds While Held In Escrow. You will be offered return of your proportionate portion of the funds held in escrow only upon the reconfirmation offering required to be conducted upon execution of an agreement to acquire an acquisition candidate which represents 80% of the maximum offering proceeds. If we are unable to locate an acquisition candidate meeting these acquisition criteria, you may have to wait 18 months from the date of this prospectus before a proportionate portion of your funds, with dividends and/or interest are returned.

         3. Failure of Sufficient Number of Investors to Reconfirm Investment. A business combination with an acquisition candidate cannot be closed unless, for the reconfirmation offering required by Rule 419, we can successfully convince you and a sufficient number of investors representing 80% of the maximum offering proceeds to elect to reconfirm your investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be closed. In such event, the Company may, if a sufficient portion of the 18-month cutoff period remains, seek one or more alternative acquisition candidates, failing which none of the securities held in escrow will be issued and the funds will be returned to you on a proportionate basis.

         4. Share Purchases by Affiliates and Associates. Up to 80% of the shares may be purchased by our officers, directors, current shareholders and any of their affiliates or associates. Shares purchased by such affiliated or associated persons will be included in determining whether investors representing 80% of the maximum offering proceeds elect to reconfirm the investment. In the event such persons choose to purchase the shares offered hereby, it is likely that they will elect to reconfirm a proposed business combination reducing or eliminating your effect on the outcome of the 80% required reconfirmation.

         5. No Transfer of Escrowed Securities. No transfer or other disposition of the escrowed securities is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or under Title 1 the Employee Retirement Income Security Act, or the related rules. Under SEC Rule 15g-8, it is unlawful for any person to sell or offer to sell the securities or any interest in or related to the securities held in the shares escrow account other than under a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the securities and sales of derivative securities to be settled by delivery of the securities are prohibited. You are further prohibited from selling any interest in the securities or any derivative securities whether or not physical delivery is required.

         6. The Offering Price is Arbitrary. The offering price for the Shares has been arbitrarily determined by the Company and the price bears no relationship to the Company's assets, earnings, book value, or other such criteria of value.

         7. Unspecified Industry and Acquired Business; Unascertained Risks. To date, we have not selected any particular industry in which to concentrate our business combination efforts. In relation to our competitors, we are and will continue to be an insignificant participant in the business of seeking business combinations. A large number of established and well- financed entities, including venture capital firms, have recently increased their merger and acquisition activities. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition. Also, we will be competing with a large number of other small, "blank check" companies.

         8. We May Not Locate a Suitable Acquisition Candidate. We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination within 18 months of the effective date of this prospectus. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, if at all.

         9. Possible Disadvantages of "Blank Check" Offering. Our business will involve only the acquisition of or merger with a company which does not need substantial additional capital but which desires to establish a public trading market for our shares. A company which seeks our participation in attempting to combine with us through a merger, exchange of stock, asset acquisition, or some other form of combination may desire to do so to avoid what they may deem to be adverse consequences of themselves undertaking a public offering. Factors considered may include:

         -        Time delays

         -        Significant expense

         -        Loss of voting control

         - The inability or unwillingness to comply with various federal and state laws enacted for your protection

         In making an investment in us, you may be doing so under terms which may ultimately be less favorable than making an investment directly in a company with a specific business.

         10. Lack of Diversification. In the event we are successful in identifying and evaluating a suitable business combination, we will in all likelihood, be required to issue our common stock in an acquisition or merger transaction. Inasmuch as our capitalization is limited to ten million shares, we will only conclude one acquisition or merger.

         11. Regulation. Although we will be subject to regulation under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), management believes we will not be subject to regulation under the Investment Company Act of 1940. The regulatory scope of the Investment Company Act of 1940 was enacted principally for the purpose of regulatory vehicles for pooled investments in securities, extends generally to companies primarily in the business of investing, reinvesting, owning, holding or trading securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which engages in activities which may be deemed to be within the definition of the scope of certain provisions of the Investment Company Act. We believe that our principal activities will not subject us to regulation under the Investment Company Act. Nevertheless, we might be deemed to be an investment company. The offering funds may be invested primarily in certificates of deposit, interest bearing savings accounts or government securities. In the event we are deemed to be an investment company, we may be subject to certain restrictions relating to our activities, including restrictions on the nature of our investments and the issuance of securities. We have obtained no formal determination from the Securities and Exchange Commission as to our status under the Investment Company Act of 1940.

         12. Taxation. In the course of any acquisition or merger we may undertake, a substantial amount of attention will be focused upon federal and state tax consequences to both us and the acquisition candidate. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between business entities will generally result in tax-free treatment to the parties to the reorganization. While we expect to undertake any merger or acquisition so as to minimize federal and state tax consequences to both us and the acquisition candidate, such business combination might not meet the statutory requirements of a reorganization or the parties might not obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have a substantial adverse effect on us.

         13. The Company We Acquire May Never Establish Its Business or Become Profitable. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria that we will require a target business opportunity to have achieved. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other characteristics that are indicative of development stage companies.

         14. Management May Not Devote a Sufficient Amount of Time to Seeking a Target Company. In seeking a business combination, management will devote an approximate aggregate amount of person-hours ranging between 20 and 30 hours per month. If a suitable candidate is identified, more time will be spent on diligence investigation. As a result, we may not identify an acquisition candidate within 18 months of the date of this prospectus.

         15. The Loss of Any of Our Officers Would Hurt Our Ability to Develop Our Business. Because of the limited time commitment of our two members of management, loss of the services of any one of our management would adversely affect the pursuit of our business and our likelihood of continuing operations. None of our officers have entered into a written employment agreement with us and none is expected to do so. We have not obtained key man life insurance on any of our officers or directors.

         16. Our Officers and Directors Have Conflicts of Interest Which May Prevent Us From Forming a Business Combination. In the event that management identifies a candidate for a business combination, and the candidate expresses no preference for a particular company, management may enter into a business combination with another "blank check" company controlled by the Company's principal shareholder, Tecumseh Holdings Corporation. As a result, there may not be sufficient business opportunities to consummate a business combination with us.

         17. Target Companies That Fail to Comply With SEC Reporting Requirements May Delay or Preclude an Acquisition. Sections 13 and 15(d) of the Securities and Exchange Act of 1934 ( the "34 Act") require the Company to provide certain information about acquisitions, including audited financial statements for the company acquired, covering up to three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Acquisition prospects that do not have or are unable to obtain the required audited statements will therefore necessarily be inappropriate for acquisition.

         18. We May Not Ever Locate an Acquisition Candidate. We have neither conducted, nor have others made available to us, with any degree of precision, results of market research indicating the level of market demand that exists for "blank check" companies. Accordingly, we are proceeding into uncharted territory with respect to the probabilities of effecting an advantageous business combination.

         19. Limitations on Share Resale. The offered Company shares may not be offered by us for sale in certain states by reason of our "blank check" company status. Further, following consummation of an acquisition our shareholders may sell their shares only in states in which a resale exemption exists.

         20. If We Acquire a Foreign Entity, Investors Will Be Subject to International Investment Risk. If we enter into a business combination with foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings and capital investment, resource self- sufficiency and balance of payments positions, and in other respects.

         21. We May Not Ever Locate an Acquisition Candidate. As of the date of this prospectus, we have not entered into or negotiated any arrangements for a business combination with an acquisition candidate. Since we have not yet attempted to seek a business combination, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives. No assurances can be given that any acquisition candidate will ever be identified.

--------------------------------------------------------------------------------
                                    DILUTION
--------------------------------------------------------------------------------

         The difference between the offering price per share and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Dilution is measured by net tangible book value. Our net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. All of our assets are tangible consisting solely of funds and we have no liabilities. Net tangible book value per share is determined by dividing our net tangible book value by the number of shares outstanding.

         As of January 31, 2002, our net tangible book value was $1,539.00 or $0.00017 per share, the purchase price paid by Tecumseh Holdings Corporation for its shares. After giving effect to the net proceeds of $225,000 (reflecting the payment to the Company of $25,000 upon completion of the offering) derived from the sale of the 1,000,000 shares offered by way of this prospectus at an offering price of $0.25 per share, our adjusted pro forma net tangible book value as of January 31, 2002 was $226,539 or $0.22654 per share. This represents an immediate increase in net tangible book value of $0.022637 per share to the one previously existing shareholder, Tecumseh, and an immediate dilution of $0.02346 per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price                                                   $0.25000

         Net tangible book value before offering            $0.00017
         Increase attributable to public investors           0.22637
                                                            --------

Pro forma net tangible book value after offering                         0.22654
                                                                        --------
Dilution to public investors                                            $0.02346
                                                                        ========

---------------------

Number of Shares                    Funds Received For Shares                   Net Tangible Book Value
Before Offering                     Shares Before Offering                      Per Share Before Offering
---------------                     ----------------------                      -------------------------
   9,000,000                                 $4,500                                      $0.00017

Total Number of Shares              Total Amount of Funds                   Pro-Forma Net Tangible  Book
After Offering                       Received For Shares                   Value Per Share After Offering
--------------                       -------------------                   ------------------------------
  10,000,000                              $254,500                                     $0.22654

         As of the effective date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present shareholders. The table further sets forth the comparative amounts paid for the Shares by the investors in this offering as compared to the total amounts paid by our present stockholders.

                                Shares Purchased                         Total Consideration
                                ----------------                         -------------------
                                            Percent                             Percent          Payment
                              Number        of Total            Amount          of Total         Per Share
                              ------        --------            ------          --------         ---------
New Shareholders             1,000,000         10             $250,000.00       98.2318          $0.2500
Existing Shareholders        9,000,000         90             4,500.00           1.7682           0.0005

--------------------------------------------------------------------------------
                                 USE OF PROCEEDS
--------------------------------------------------------------------------------

         The gross proceeds of this offering will be $250,000. The SEC rules permit 10% of these funds, or $25,000, to be released to us upon completion of the offering and the continuation of the funds escrow. We intend to request release of these funds for the purpose of paying a portion of the expenses of our organizational, offering and acquisition activities and reimbursing Tecumseh Holdings Corporation for its payment of such expenses. If subscriptions exceed the amount being offered or if any subscriptions are in amounts of a substantial size sufficient materially to diminish the number of shareholders who will own the shares to be sold in this offering, these substantial subscriptions, or appropriate portions thereof, will be promptly refunded without deduction of any kind. In the event that an investor receiving a partial refund requests a full refund of his investment, it will be promptly made to him without deduction of any kind. The number of share investors in stock which may be freely traded without restriction, is critical to the effectiveness, attractiveness and value of the Company to potential acquirers. This is so because their Shares will comprise the potential initial shares on which a trading market will be based. These Shares are commonly known as the "float". The greater the number of holders of such unrestricted Shares, the greater will be the probability of trading market activity responsive to Company and market conditions.

         We have not incurred and do not intend to incur in the future any debt to anyone including Tecumseh or the management of the Company, for the costs of our organizational, offering and acquisition activities. All such costs and expenses shall be incurred by Tecumseh without recourse to the Company. In the event a business combination is successfully concluded, it is anticipated that the profit realized by Tecumseh in such a transaction will satisfy any sums expended by it in behalf of the Company. Accordingly, no portion of the proceeds are being used to repay debt. However, to the extent that the Company will be entitled to receive $25,000 from the offering proceeds if the offering is completed, that amount will be paid to Tecumseh by way of reimbursement for its payment of past expenses in behalf of the Company and, thereafter, when appropriate, for Tecumseh's payment of future expenses of the Company.

         Under SEC rules, assuming the sale of all the shares in this offering and following the reconfirmation offering and the closing of the business combination, the proceeds held in escrow in the amount of $225,000 plus any dividends or interest received, but after deduction of all amounts returned to investors who did not reconfirm their investment, will be released to us. The Company will redeem most of the shares held by Tecumseh in consideration of the payment to Tecumseh of an indeterminate amount which will be paid to the Company in funds and/or the promissory note of the Company. The entire amount to be paid and the respective amounts to be paid in funds and in a promissory note will be predicated on the arrangements made with the acquirer of the Company. The redeemed stock will be issued pursuant to the directions of this acquirer.

         During the pre-offering, offering and post-offering periods, we will incur significant expenses, most of which will be paid by Tecumseh. The expenses are not readily predictable and any estimation of their eventual amount will be speculative. Their estimated amounts are as follows:

Subject Matter of Expense                              Amount of Expense      % of $250,000
-------------------------                              -----------------      -------------
Legal and accounting services-drafting
 initial registration statement                              $15,000                6

Legal services-drafting escrow agreement
   and other offering documents                                5,000                2

Escrow Agent fees-offering and post-offering                  10,000                4

Legal services - diligence review of legal
   condition of acquiree (corporate records,
   contracts, litigation, etc.)                                5,000                2

Legal services - negotiating and drafting of

   acquisition agreement (merger, stock-for-
   stock purchase, assets-for-stock purchase)                 15,000                6

Accounting services - diligence review of
    financial condition of acquiree including
    financial statements, books of account, etc.)              5,000                2

Accounting services - drawing of pro forma
    consolidated financial statements of
    Company and acquiree                                       2,500                1

Legal services - drafting and filing Form 8-K
    and post-effective amendment/proxy statement
    relating to acquisition                                   20,000                8

Legal services - closing of acquisition including
   all required closing and corporate documentation            2,000              0.8

Printing expense - preliminary, final and
   post-effective amendment prospectus                        12,000              4.8

Postage and mailing expense - preliminary, final
   and post-effective amendment prospectus                     4,000              1.6

Transfer agent fees                                            1,500              0.6
                                                               -----              ---

Totals                                                       $97,000             38.8%

--------------------------------------------------------------------------------
                                 CAPITALIZATION
--------------------------------------------------------------------------------

         The following table sets forth our capitalization as of January 31, 2001.

Stockholders' equity:

         Common stock, $.0001 par value per share; authorized
         10,000,000 shares, issued and outstanding 9,000,000
          shares (1) (2)                                          $   900

         Additional paid-in capital                                 3,600

         Deficit accumulated during the development period         (2,961)

         Total stockholders equity                                  1,539

Total capitalization                                              $ 1,539

Notes:

         (1) All of the 9,000,000 outstanding shares of the Company are owned by Tecumseh Holdings Corporation. The common stock voting majority of Tecumseh is owned by the chairman and president of the Company who are, respectively, the chairman and president of Tecumseh.

         (2) Tecumseh has executed and delivered a "lock-up" letter agreement, affirming that it will not sell its shares until we have successfully consummated a satisfactory business combination and are no longer classified as a "blank check" company. In order to provide further assurances that no sale or trading will occur in our securities until a business combination has been consummated, Tecumseh has agreed to deposit its stock certificate with the Escrow Agent who will not release it until the Company has confirmed to the Escrow Agent that a business combination was successfully consummated. However, while management believes that the procedures established to preclude any sale of our securities prior to closing of a business combination will be sufficient, we cannot assure you that the procedures established will unequivocally limit any of the holders of the registered shares to sell his or her respective shares before a closing.

--------------------------------------------------------------------------------
                             DESCRIPTION OF BUSINESS
--------------------------------------------------------------------------------

General

         Hollow Egg One Inc., was incorporated on September 5, 2001 under the laws of the State of Delaware to engage in any lawful corporate purpose. Other than issuing shares to our sole shareholder and undertaking this public offering, we have never commenced any other operational activities. We are a so-called "blank check" company.

         Our purpose is to seek, investigate and, if investigation warrants, acquire control of a business entity which desires to obtain the perceived advantages of a corporation whose stock is publicly held and traded. We will not restrict our search to any specific business, industry, or geographical location. We will be able to participate in only one potential business combination. In the event that the business combination takes the form of a merger, the Company is intended to be the surviving entity. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

         Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of having publicly held and traded stock. The perceived benefits include facilitating or improving the terms for equity financing that may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity for shareholders with unrestricted stock, enabling the entity to effect future business combinations utilizing its stock, and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of these business opportunities extremely difficult and complex. The costs of identifying, investigating, and analyzing business combinations will be paid with money in our treasury or provided to us, without recourse, by our parent, Tecumseh Holdings Corporation. We have not identified a particular business opportunity for acquisition and have not entered into any negotiations regarding an acquisition.

         The principal disadvantage to a private entity entering into a business combination with the Company is its significant legal and accounting costs in connection with the business combination, including the continuing costs of preparing Forms 8-K, 10-KSB, 10-QSB, and related reports and documents. The requirements of the Securities Exchange Act are such that any business combination candidate must comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the Securities Exchange Act. We have not conducted market research and are not aware of statistical data that would support the perceived benefits of a business combination transaction to the owners of a private entity.

         The matters described above constitute the general business combination plan of the Company. However, negotiations between the Company and the owners of the private entity may result in variations from the plans described above. Under SEC rules, as a prospective investor, you will have an opportunity to evaluate the specific merits or risks of only the business combination into which management decides to enter.

Requirements of Business Combination Candidates

         Our proposed business combination will involve the acquisition of, or merger with, a private entity which does not need additional capital but which desires to establish a public trading market for its shares without undergoing what they may deem to be the adverse consequences of making a public offering of their own stock, such as the consumption of a considerable time interval, significant expenses, possible material reduction in or actual loss of voting control, and the need to comply with certain federal and state securities laws.

         We will not acquire a private entity unless the fair value of the private entity represents not less than 80% of the maximum proceeds of this offering. To determine the fair value of an acquisition candidate, we will examine the audited financial statements, including balance sheets and statements of cash flow and stockholders' equity, focusing attention on assets, liabilities, sales and net worth. If we determine that the financial statements of a proposed acquisition candidate do not clearly indicate whether the fair value test has been satisfied, we will obtain an opinion from a wholly independent investment banking firm which is a member of National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria.

         The analysis of business combinations will be undertaken by our management and that of our parent, Tecumseh Holdings Corporation. None of the persons who comprise these groups are professional business combination analysts. Any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and you must, therefore, depend on the ability of management to identify and evaluate such risks. Such risks will be assumed by us and, therefore, by our shareholders to the extent of their investments.

Identification of Business Combination Candidates

         Promptly upon completion of the offering made by this prospectus, we intend to contact investment bankers, corporate financial analysts, attorneys, accountants, and other investment industry professionals with respect to potential business combination candidates. None of our officers, directors, or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger with us as of the date of this prospectus.

         A likely source of private entities who would be interested in, and would derive considerable benefit from, a business combination with the Company are those which have recently completed private offerings of common stock. A practical way to identify these private entities is to communicate with broker-dealers who handle such private offerings and to discuss with them the advantages of such a business combination. One of the principal problems inherent in private offerings is that, in the normal course of events, the investors in the private offering must hold their generally illiquid stock until a trading market for it develops, into which they can sell their stock. This is their so-called "exit strategy". A trading market is generally represented as being planned to occur, and the private offering investors rely on its occurrence, on the completion of a registered public offering of the issuer's stock. This event is planned to take place at an approximate point in time, typically ranging from six month to two years from the completion of the private offering. In practice, the public offering rarely occurs until a time considerably later than that predicted by the issuer and, on some occasions, does not occur at all, in which latter case the investors are left "high and dry". Our approach would be to enter into a business combination with the non-public entity. This would result in the non-public entity's becoming publicly held and eligible to enjoy the advantages of a trading market, which should be able to be accomplished in a reasonably short time period. The investors in the public offering would acquire their "exit strategy" and the issuer would not be precluded from undertaking a public offering at a later date.

         We have not, and do not intend to enter into, any arrangement, agreement or understanding with other third parties directly or indirectly to participate in or influence our decisions with respect to the identification of business combination prospects or the negotiated terms of a business combination. Management will control 90% of our stock. As a result, management is in a position to elect a majority of the directors and to control our affairs.

Evaluation of Business Combination Candidates

         The analysis of new business opportunities will be undertaken by our management and that of Tecumseh, none of whose members is a professional business combination analyst. Management intends to concentrate on identifying preliminary prospective business combinations which may be brought to our attention through present associations of our and Tecumseh's managements. In analyzing these private entities, the managements will consider:

         -        the available technical, financial and managerial resources;
         -        working capital and other financial resources;
         -        history of operations;
         -        nature of present and expected competition;
         -        quality, experience, and depth of management;
         - the potential for further research, development, or exploration;
         - specific risk factors not now foreseeable but which could be anticipated to impact our proposed activities;
         -        prospects for future growth or expansion;
         -        prospects for future profit;
         - the perceived public recognition or acceptance of products, services, or technology;
         -        name identification; and
         -        other relevant factors.

         As part of our due diligence investigation of the private entity, our and Tecumseh's managements expect to meet personally with its management and key personnel; visit and inspect its material facilities; obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures. How we will conduct our investigation will depend on the nature, needs, management and maturity of the private entity. To the extent possible, we intend to utilize written reports and detailed investigations to evaluate the above factors. We will not acquire or merge with any company that cannot provide the prescribed needed for inclusion in the post-effective amendment to the registration statement of which this prospectus is a part and which we will be required to prepare and file.

Disclosure to Shareholders

         We are legally required to provide our shareholders with prescribed disclosure documentation concerning a potential business opportunity and the structure of the proposed business combination prior to consummation. Disclosure is expected to be in the form of a post- effective amendment to the registration statement of which this prospectus is a part, and possibly but not likely, in the form of a proxy or information statement.

         As stated previously, we will not enter into a business combination with any entity that cannot provide prescribed audited financial statements for inclusion in the post-effective amendment to the registration statement of which this prospectus is a part, and which will describe the terms of the proposed business combination. Upon completion of the offering of shares made by this prospectus, we will be subject to the reporting requirements of the Securities Exchange Act. Included in these requirements is our duty to file audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a business combination, as well as our audited financial statements included in our annual report on Form 10-KSB and unaudited financial statements included in our quarterly reports on Form 10-QSB. If the audited financial statements are not available from the private entity on a timely basis, or if the audited financial statements provided do not conform to the representations made by the private entity, the proposed transaction will be cancelled. If the transaction is cancelled, the agreement will also contain a provision providing for the private entity to reimburse us for all costs associated with the proposed transaction.

Changes in Control

The business combination is intended to take the form of an exchange by the Company with the principals of the private entity of what will constitute, after issuance, between 80% and 89% of the outstanding Company stock for all or virtually all of the stock or the assets of the private entity. If the business combination takes the form of a merger, it is intended that the Company be the surviving entity. The private entity will then be owned by the Company and the principals of the private entity will then control the Company. A transaction of this kind is commonly and aptly referred to as a "reverse acquisition" or, if the private entity is merged into the Company, a "reverse merger". The reason for this is simply that, while the Company acquires ownership of the private entity, the owners of the private entity acquire control of the Company (which then owns the private entity). Following consummation of the business combination, 10% of the outstanding Company shares is intended to be held by the investors in this offering, between 1% and 10% of the outstanding Company shares is intended to be retained and held by Tecumseh Holdings Corporation, and the balance of all other outstanding Company shares is intended to be held by the owners of the acquired private entity or their designees.

         The Company will redeem from Tecumseh Holdings Corporation a portion of its shares equal to up to 9% of the outstanding shares of the Company stock in consideration of Company funds and/or a Company promissory note, in amounts to be determined and which will be predicated on the arrangements made with the owners of the acquired private entity. The redeemed stock will be issued, solely in exchange for stock of the acquisition candidate, pursuant to the directions of the acquisition candidate.

         Since a business combination involving the issuance of our common stock will result in shareholders of the private entity obtaining a controlling interest in us, our management will resign as officers and directors of the Company, except that present management might require a one-member representation on the board in behalf of the Company's shareholders immediately prior to the business combination.

Officers, Employees and Conflicts of Interest

         We do not have, and prior to completing a business combination do not intend to have, employees. Our chairman, president and secretary, together with various members of the management of our parent, Tecumseh Holdings Corporation, have agreed to allocate a portion of their time to our activities, without compensation for this work. These officers anticipate that our business plan can be implemented by their devoting an aggregate of approximately 20 to 30 hours per month to our business affairs and, consequently, conflicts of interest may arise with respect to their limited time commitment.

         Our management, together with that of Tecumseh, will rely upon their own efforts in accomplishing our business purposes. We do not anticipate that any outside consultants or advisors, except for our legal counsel and accountants, will be utilized by us to accomplish our business purposes. However, if we do retain an outside consultant or advisor, any cash fee will be paid by Tecumseh. We have no contracts or agreements with any outside consultants and none are contemplated.

         Our management expects to become involved with other companies which have a business purpose similar to ours. As a result, potential conflicts of interest may arise in the future. If a conflict does arise and an officer or director is presented with business opportunities under circumstances where there may be a doubt as to whether the opportunity should belong to us or another "blank check" company with which they are affiliated, they will disclose the opportunity to all the companies. If a situation arises where more than one company desires to merge with or acquire that target company and the principals of the proposed target company have no preference as to which company will merge with or acquire the target company, the company that first filed a registration statement with the Securities and Exchange Commission will be entitled to proceed with the proposed transaction.

Description of Property

         We have no properties and at this time have no agreements or intent to acquire any properties, other than by way of a business combination. We utilize office space on a rent-free basis provided to us by our parent, Tecumseh Holdings Corporation. Our office space is located c/o Tecumseh Holdings Corporation, 115 River Road, Building 12, Edgewater, New Jersey 07020, telephone 201-313-1600, fax 201-313-7249, e-mail johmilaw@cs.com. We believe that our office space is and will continue to be fully adequate for our needs until we complete a successful business combination. We will continue our present office arrangements with our parent until the successful completion of such a business combination or until we cease our business operations.

Legal Proceedings

         There are no proceedings of any kind pending or threatened by or against us including, without limitation, litigation, arbitration or administrative proceedings.

Competition

         We will remain an insignificant participant among the firms that engage in the acquisition of businesses. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than ourselves. In view of our combined extremely limited financial resources and limited management availability, we are and will continue to be at a significant competitive disadvantage.

Taxation

         While the actual terms of a transaction that management may not be a party to cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax- free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the private entity to own 80% or more of the voting stock of the Company. In that event, our investors would retain 10%, or possibly less, of the issued and outstanding shares of the Company.

Compliance With "Blank Check" Company and "Penny Stock" Requirements

         Our proposed business activities classifies us as a "blank check" company. The Securities and Exchange Commission defines these companies as "any development stage company that is issuing a penny stock and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. We do not intend to enable any market to develop in our securities until we have successfully implemented our business plan. To date, we have not engaged in any preliminary efforts intended to identify a possible business combination and have conducted no negotiations concerning any acquisition. We intend to comply with the "blank check" company requirements of the United States Securities Act and of the various states having jurisdiction in this matter and to comply with the periodic reporting requirements of the United States Securities Exchange Act of 1934 for so long as we are subject to those requirements.

         We consider an investment in our shares to be a true gamble to be considered only by people who are willing and able to risk the very real possibility of losing their entire investment. Under the circumstances, we cannot and do not recommend that the offered Company shares be purchased by anyone. We believe that, under these circumstances, the various disclosure, documentary, and related requirements of the penny stock rules of the Securities Exchange Act do not apply to this offering by reason of the operation of SEC rules 15g-1(e) and 15g-9(c)(1).

Investment Company Act of 1940 Status Avoidance

         Although we will be subject to SEC regulation, management believes we will not be subject to regulation as an investment company, since we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations that result in our holding passive investment interests in a number of entities, we could be subject to regulation as an investment company. If that occurs, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. A violation of the Investment Company Act could subject us to material adverse consequences. Under the circumstances the Company intends to avoid consummating any business combination which will render it an investment company.

Investment Advisors Act of 1940 Status Avoidance

         An investment adviser is a person who, for compensation, engages in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as part of a regular business, issues or promulgates analyses or reports concerning securities. We intend to seek to identity a suitable merger or acquisition candidate, and we do not intend to engage in the business of advising others in investment matters for a fee or other type of consideration.

--------------------------------------------------------------------------------
                             PRINCIPAL SHAREHOLDERS
--------------------------------------------------------------------------------

         The table below lists the beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5% of our securities, as well as the securities beneficially owned by all our directors and officers, individually and as a group, as of the date of this prospectus. Unless specifically indicated, the one shareholder listed possesses sole voting and investment power with respect to the shares shown.

Directors, Officers                         Shares Beneficially Owned           Shares to be Beneficially
and 5% Stockholders                         Prior to Offering                   Owned After Offering
-------------------                         -----------------                   --------------------
                                            Number            Percent           Number           Percent
Tecumseh Holdings Corporation (1)
115 River Road, Building 12
Edgewater, NJ 07020                         9,000,000         100              9,000,000         90

Thomas C. Souran (2)
2 Woodland Drive
Great Notch, NJ 07424                       -0-               -0-               -0-              -0-

John L. Milling (2)
25 Depeyster Avenue
Tenafly, NJ 07670                           -0-               -0-               -0-              -0-

Valerie N. Charles (2)
88 Reservoir Avenue
Jersey City, NJ 07307                       -0-               -0-              -0-               -0-


All officers and directors as
a group, consisting of
3 persons                                   -0-               -0-               -0-              -0-

Notes:

         (1) Tecumseh Holdings Corporation is the sole holder of the outstanding stock of the Company. Tecumseh has executed and delivered a "lock-up" letter agreement, affirming that it will not sell its shares of Company common stock until we are no longer classified as a "blank check" company, that is, until we have either successfully consummated a business combination or until we have terminated our efforts successfully to complete a business combination after having failed to do so. In order to provide further assurances that no such sale by Tecumseh will occur, Tecumseh has agreed to deposit its stock certificate in the amount of 9,000,000 shares in the shares escrow account to be maintained at Valley National Bank N.A., together with all other share certificates which are issued in connection with this offering. While we believe that the procedures established to prevent any sale of our securities prior to closing of a merger or acquisition will be sufficient, we cannot assure you that the procedures established will unequivocally limit the ability of any shareholder, other than Tecumseh, to sell their respective shares, while the certificates are in escrow.

         (2) The following persons hold the following positions with Tecumseh Holdings Corporation: Thomas C. Souran is chairman, treasurer and a director. John L. Milling is president and a director. Messrs. Souran and Milling each beneficially own more than 5% of the outstanding securities of Tecumseh. Valerie
N. Charles is corporate secretary. To the extent that any of these individuals exercise voting or investment power with respect to Tecumseh, such person may be deemed to have a beneficial interest in the outstanding stock of the Company.

--------------------------------------------------------------------------------
                                   MANAGEMENT
--------------------------------------------------------------------------------

Directors and Executive Officers

         Our directors and executive officers are as follows:

                Name                                 Age               Position
                ----                                 ---               --------
         Thomas C. Souran                            73                Chairman, treasurer, and director
         John L. Milling                             68                President and director
         Valerie N. Charles                          33                Corporate secretary

         The directors of the Company will serve until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified by the shareholder of the Company. Vacancies in the existing board of directors will be filled by vote of the remaining director. Our officers serve at the pleasure of the board of directors. There are no family relationships between any of our executive officers and directors.

         THOMAS C. SOURAN. Mr. Souran, who is 73 years old, holds a Bachelor of Business Science degree in banking and financing from New York University. He has been engaged in all aspects of the corporate finance and investment banking industry since 1961. Prior to that he was employed in the sale of life insurance and in the United States Navy. He served as director of corporate finance of the New York investment banking firms of S.D. Cohn & Co. from 1981 to 1984; of Rosenkrantz, Lyon & Ross from 1984 to 1989; of Manchester Rhone Securities Corp. from 1989 to 1991; of First Hanover Securities Corp. from 1991 to 1992; of Berkeley Securities Corp. from 1992 to 1994; of Josephthal, Lyon & Ross from 1995 to 1997 where he served as a senior member of management; and of R.T.G. Richards & Co., Inc. from 1997 to 1998. Since 1998 he has served as a financial consultant to various publicly-held and privately-held companies. During his service with Manchester Rhone and with R.T.G. Richards he held the office of president. In all of these capacities he managed many successful public and private financing of numerous corporations including Franklin Mint and International Protein.

         JOHN L. MILLING. Mr. Milling, who is 68 years old, holds a Bachelor of Arts degree from Columbia College and a Juris Doctor degree from Columbia Law School. He has practiced securities law on a virtually exclusive basis since 1966, both as an independent practitioner and as a proprietor of his law firm. He engaged in the representation of both issuers and underwriters in public offerings and private placements of securities, the merger and acquisition of corporate enterprises, the representation of securities broker-dealers, the representation of publicly-held corporations, the handling of securities arbitrations, and the general provision of securities- related legal services. From 1960 to 1966, while associated with another law firm, he engaged solely in the general representation of a major New Jersey commercial bank, principally in its commercial finance and corporate trust departments. Prior to 1960 he served in the United States Army.

         VALERIE N. CHARLES. Ms. Charles, who is 33 years old, holds a Bachelor of Business Administration degree in human resource management from Boise State University and a Juris Doctor degree from Seton Hall University School of Law. While attending law school, she served as a law clerk at the New Jersey offices of NASD Regulation, Inc. and at the law firm of Zeichner, Ellman, & Krause, Newark, New Jersey. She has practiced corporate and securities law since 2000 with the Milling Law Offices. She has engaged in representation of companies in entity formation and dissolution, private placements of securities, mergers and acquisitions and state registration. From 1994 to 1996 she held a life insurance license and served as a corporate trainer for U.S. Bancorp.

Prior "Blank Check" Experience

         Except for Mr. Milling, our management has not been involved in any previous "blank check" offerings. During the period between 1980 and 1988, Mr. Milling, acting as legal counsel for either the issuer or for the reverse acquirer, engaged in the formation and public offering of a small number of "blank check" corporations and in the reverse acquisition of a small number of blind pools and shell corporations. In addition, Mr. Milling was a minimal equity participant in these entities but did not serve as a member of management. All of these activities preceded the adoption of the SEC rule under which we will function as a "blank check" company.

Conflicts of Interest

         Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors. Because the officers and directors are engaged in other business activities, management anticipates it will devote only a limited amount of time to our affairs.

         Our sole shareholder, Tecumseh Holdings Corporation, expects to organize and promote other "blank check" companies. We do not currently have a right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to our proposed business operations. Additional direct conflicts of interest may arise in the future with respect to individuals acting both on our behalf and in behalf of other entities. Moreover, additional conflicts of interest may arise with respect to other opportunities that come to the attention of these individuals in the performance of their duties. As a result, numerous conflicts of interest may arise in the future. If a conflict does arise and an officer or director is presented with business opportunities under circumstances where there may be a doubt as to whether the opportunity should belong to us or another "blank check" company with which they are affiliated, they will disclose the opportunity to all the "blank check" companies and privately- held companies involved. If a situation arises where one privately-held company desires to enter into a business combination with a "blank check company" and the principals of the privately- held company have no preference as to which "blank check" company will the subject of their proposed business combination, the company which first filed a registration statement with the Securities and Exchange Commission will be entitled to proceed with the proposed transaction.

Management Compensation

         None of our officers and directors have received any compensation for their respective services rendered to us. They all have agreed to act without compensation from the Company at any time. Accordingly, no compensation is being accrued for any officer or director. In all events, as of the date of this registration statement, we have no funds available to pay officers or directors.

         Our parent, Tecumseh Holdings Corporation, has adopted a policy, with respect to the Company and any other "blank check" company which it may hereafter organize and promote, whereby no post-business combination employment of members of management will be permitted. This policy has been agreed to by members of the our management and must be agreed to by members of such future "blank check" companies. This policy will be disclosed to all business combination candidates at the outset of any business combination negotiations and will be incorporated into all business combination agreements. Therefore, as a practical matter, if any member of management of the Company accepts employment in any form from any business combination candidate, the proposed transaction will not be approved by the Board of Directors and any consummated business transaction with such candidate will be rescinded.

         Persons associated with management may refer a prospective business combination candidate to us. In the event we consummate a transaction with any entity referred by an associate of management, it is possible that the associate will be compensated for his or her referral in the form of a finder's fee. It is anticipated that this fee will be in either or both the form of restricted common stock issued by us or will be in the form of cash consideration, as part of the terms of the proposed business combination,. If the finder's fee is in the form of cash, it will be paid by Tecumseh because we will not have funds available. The amount of any finder's fee cannot be determined as of the date of this prospectus, but is expected to be comparable to consideration normally paid in like transactions, the mean amount of which is generally up to five percent of the transaction price. No member or affiliate of management will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement our business plan.

         No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted for the benefit of our management.

Indemnification of Officers and Directors

         Our certificate of incorporation provides that the Company possesses and may exercise all powers of indemnification of officers and directors and all incidental powers and authority with respect to indemnification, which are permitted by Delaware law. This indemnification relates to the performance by such indemnified persons of their work for the Company. Our board of directors is authorized and empowered to exercise all of our powers of indemnification, without shareholder action. Our assets could be used or attached to satisfy any liabilities subject to indemnification.

         This power of our board of directors arises from the Delaware General Corporation Law which authorizes the Company to indemnify any officer or director who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, except for an action by in the right of the Company, by reason of the fact that such person is or was an officer or director of the Company. Such indemnification includes costs and expenses, including attorneys' fees actually and reasonably incurred, in connection with such action, suit or proceeding. Such indemnification is subject to the condition that the individual acted in good faith and in a manner which that individual reasonably believed to be in, or not opposed to, the best interests of the Company. No indemnification may be made where the person has been determined to have been reckless or guilty of intentional misconduct in the performance of that person's duty to the Company.

         We do not intend to purchase and maintain insurance for the benefit of any director or officer in order to cover claims for situations where we could not provide indemnification.

         Although indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling us under Delaware law, it is the position of the Securities and Exchange Commission that this form of indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

--------------------------------------------------------------------------------
                              CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------

         On September 10, 2001, the Company issued 9,000,000 shares of its common stock to Tecumseh Holdings Corporation at a price of $0.0005 per share or $4,500. Tecumseh is the record and beneficial owner of all of the outstanding stock of the Company. The chairman, president and corporate secretary of Tecumseh are, respectively the chairman, president and corporate secretary of the Company. The directors of the Company serve as members of the board of directors of Tecumseh and constitute its executive committee.

--------------------------------------------------------------------------------
                            DESCRIPTION OF SECURITIES
--------------------------------------------------------------------------------

General

         Our certificate of incorporation authorizes us to issue up to 10,000,000 shares of capital stock, $.0001 par value per share. Of these shares, 5,000,000 shares are designated common stock and 5,000,000 shares are designated Class X stock. Class X stock is unclassified stock which must be classified by our board of directors before issuance, as more fully described below. Our board has classified all of the 5,000,000 shares of Class X stock as common stock. 9,000,000 shares of common stock are currently issued and outstanding and 1,000,000 are being offered for sale by way of this prospectus. All of the outstanding shares of stock of the Company are validly issued, fully paid and nonassessable.

Common Stock

         The common stock has no conversion, preemptive or subscription rights as to any securities of the Company and is not liable to assessments or further calls. Each share of common stock of the Company, when fully paid for, will be validly issued and outstanding, is entitled to one vote on all matters to be voted on by shareholders, is entitled to equal dividends when and as declared by the board of directors from funds legally available therefor, and is entitled to a pro rata share of the Company's net assets in the event of dissolution, liquidation or winding up of the Company.

         Since the common stock of the Company does not have cumulative voting rights, the holders of more than 5,000,000 of the outstanding shares can elect all of the directors, if they choose to do so, in which event the holders of the remaining shares cannot elect any directors. The present shareholder, Tecumseh Holdings Corporation, owns 9,000,000 of the outstanding shares and the reverse acquirer(s) of the Company in the Company's prospective business combination will own virtually all of the shares presently owned by Tecumseh. Accordingly, these persons, during the periods of their respective ownership of these shares, will be able to control the election of directors and all other matters requiring the majority vote or consent of shareholders, except as otherwise provided by law.

Class X Stock

         Our certificate of incorporation authorizes us to issue up to 5,000,000 shares of Class X Stock after its classification by our board of directors. The board may, without further shareholder approval, authorize the issuance of this stock, from time to time, in the form of one or more classes or series of common, preferred or other stock, and may designate the dividend rate, voting rights and other rights, preferences and restrictions of each such class or series. The board of directors does not intend to seek shareholder approval prior to any issuance of such stock, unless otherwise required by law. The board has classified all of the Class X stock as common stock.

Reason for Authorization of Class X Stock

         The Class X stock, shortly after the filing of the certificate of incorporation, was classified by our board of directors as common stock. The reason for the creation of the Class X stock in the first place lies in the procedures planned to be followed in the exchange of stock of the Company in its prospective business combination and the enhancement of its value to a prospective business combination candidate. Virtually all of the stock which is owned by Tecumseh is intended to be redeemed by the Company for either or both of funds and a promissory note. The aggregate and respective amounts of cash or a note cannot be determined at this time but will be predicated on the arrangements made with the business combination candidate. This stock, which normally would be held as treasury stock, may be redesignated by the Company's board of directors as authorized but unissued shares. In this event, the redesignated shares will revert to their original status as provided in the Company's certificate of incorporation. Accordingly, 5,000,000 of the redeemed shares will revert to the status of Class X stock. The business combination agreement may provide that this stock, prior to its issuance to the reverse acquirer(s), will be reclassified by the Company's board of directors in accordance with the negotiated terms of the agreement. Thus, the Class X stock to be issued to the reverse acquirer(s) could have, by way of example, one or more of the following characteristics:

-        May have multiple votes per share;
- May have a preference with respect to either or both of the payment of dividends and the distribution of Company assets on liquidation;
-        May be convertible into another security of the Company; and
-        May have other characteristics attractive to the reverse acquiror.

         The enhancement of the value of the Company stock to be issued to the reverse acquirer(s) which may arise from any of the foregoing characteristics or other characteristics negotiated with the reverse acquirer(s) may possibly, but not necessarily, result in:

- The increased competitiveness of our "blank check" company over other available such companies in the selection of one by the reverse acquirer(s); and

- The agreement of the reverse acquirer(s) to limit, for a specified substantial time period, the number of additional shares of Company stock which they will cause to be issued to themselves or others (other than in a formal offering), after amending the certificate of incorporation to authorize such additional stock. This result, if it occurs, may result in a tighter and healthier capitalization of the Company for market purposes and may serve as an anti-dilutive measure for the protection of the public shareholders of the Company.

         There can be no assurance that either of the two foregoing advantages, or any significant part of them, will be realized.

Determination of Offering Price

The offering price of $0.25 per share for the shares has been arbitrarily determined by us. The offering price should not be considered an indication of the actual value of the Company. This price bears no relation to our assets, book value, or any other customary criteria of value applicable to the Company or to businesses generally. Among factors considered by us in determining the offering price were such matters as estimates of our business potential; our limited financial resources; the amount of equity desired to be issued in a business combination; the amount of dilution to the public shareholders; and the general condition of the securities markets.

Dividend Policy

         No dividends have ever been paid on the Company's outstanding shares. No dividends will be paid on the common stock prior to the consummation by the Company of a successful business combination. In that event, management and control of the Company will change. The Company's new management will then determine the Company's dividend policy. Such a policy is normally, but not necessarily, based on the extent to which the operations of the Company under the new management result in sufficient revenues to enable the Company to operate at profitable levels or to generate a positive cash flow; the extent to which such positive cash flow is needed by the Company to satisfy its growth requirements; and the extent to which the Company has funds which are not needed for its operations or for reserves for future contingencies. Accordingly, there can be no assurance that any dividends will ever be made to the Company's common shareholders in the foreseeable future.

Reports to Shareholders

         We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on December 31.

Trading Market for Common Stock

         There is no trading market for our common stock at present and there has been no trading market to date. The SEC rules relating to "blank check" companies prohibit the trading of the outstanding Company shares until the successful completion of a business combination by the Company in accordance with those rules. Management has not taken any steps of any kind to facilitate the commencement of a trading market for its common stock upon the completion of a business combination. Any such steps would be highly premature in view of the uncertainty of whether or when such a business combination will take place; the Company's lack of any knowledge of the industry, profitability, and management of the private company which may be involved in the business combination; and other relevant factors. The Company does not intend to take any such steps until we have consummated a successful business combination. We cannot guarantee that a trading market will ever develop; or that, if developed, will be sustained; or that, if sustained, the Company's stock will trade at a premium above its offering price of $0.25. Sales of substantial amounts of Company shares in the public market following the commencement of trading, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for the Company shares or the Company's future ability to raise capital through an offering of equity securities.

Shares Eligible for Future Sale

         Upon completion of this offering, we will have 10,000,000 shares outstanding. The 1,000,000 offered Company shares proposed to be sold in this offering will be freely tradeable without restriction or further registration under the Securities Act following the completion by the Company of a successful business combination and the certificates for these shares having been released from escrow. However, if any of these shares are purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act, their resale will be governed by the requirements of Rule 144. Sales of outstanding shares to residents of certain states or jurisdictions may only be effected pursuant to a registration in or applicable exemption from the registration provisions of the securities laws of those states or jurisdictions.

         In general, under Rule 144, a person, (or persons whose shares are aggregated with those of others), whether such person be or not be affiliated with the Company, who has beneficially owned "restricted" shares for at least one year, is entitled to sell within any three- month period a number of shares which does not exceed the greater of one percent of the then- outstanding shares of the Company or the average weekly trading volume of such shares, in the market in which they are traded, during the four calendar weeks preceding such sale. As a condition of such sales it is also required that the Company be current in its Exchange Act reporting requirements and that a prior notice of the proposed sale be filed with the SEC. Non- affiliates who have held their shares for two years are entitled to sell their shares under Rule 144 without regard to volume limitations, Exchange Act reporting requirements or notice filings.

         In the event of the completion by the Company of a successful business combination, the Company shares which are issued to the shareowners of the private entity in exchange for their shares in that entity, together with the shares retained by Tecumseh Holdings Corporation, will be able to be resold to the public when registered under the Securities Act. Notwithstanding the circumstance that the holders of these shares may thereafter satisfy their Rule 144 holding period requirement, a policy adopted in November 1999 by the SEC eliminates the availability of Rule 144 for "blank check" company shares sold in a private sale, regardless of whether such private sale was conducted in compliance with an otherwise available exemption. Such compliance has been deemed "mere technical compliance" by the SEC staff. As a result, these shares may only be sold through a registration statement before becoming eligible for secondary market trading.

Transfer Agent

         Until a trading market is arranged for the publicly-held shares of the Company, a professional transfer agent will not be appointed since the outstanding shares of the Company will be held in escrow. Such a trading market is expected to be arranged promptly following the completion of the prospective business combination by the Company and the release to the registered owners of the certificates for the publicly-held Company shares from escrow. The transfer agent for the Company shares will be determined by the privately-held entity with which the Company enters into a business combination.

--------------------------------------------------------------------------------
                              PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

General

         We are offering to sell 1,000,000 offered Company shares at $0.25 per share. We propose to offer the shares directly on an all-or-none basis. No compensation is to be paid to any person for the offer and sale of the shares.

         We are selling the shares through our chairman and our president without the use of a professional securities underwriting firm. Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering. Although these officers of the Company are associated person of the Company as that term is defined in Rule 3a4-1 under the Exchange Act, they are deemed not to be brokers for the following reasons:

- Neither of them is subject to a statutory disqualification under the Exchange Act at the time of their participation in the sale of our securities.

- Neither of them will be compensated for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

- Neither of them is an associated person of a securities broker or dealer at the time of their participation in the sale of our securities.

- They will limit their participation in the offering to the following activities:

         X Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by either of them of a potential purchaser;

         X Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

         X Performing ministerial and clerical work involved in effecting any transaction.

         As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Absence of Any Recommendation

         The Company does not make any recommendation as to the purchase of the offered Company shares due to the high degree of probability that an investor will lose his or her entire investment. Any sale of the offered Company shares is subject to the terms and conditions of the escrow agreement, which is discussed in this prospectus.

Escrow Arrangements

         All funds received by the Company with respect to the sale of the offered Company shares will, immediately be deposited in an escrow account maintained by Valley National Bank N.A.,Trust Department, 1195 Hamburg Turnpike, Wayne, New Jersey 07470, as escrow agent.

In the event that all of the offered Company shares are not sold within the offering period, as that period may be extended, the offering will be terminated. All funds held by the escrow agent will be promptly refunded to the subscribers in full, without deduction and with any interest and dividends, if any, earned by such funds while held in escrow. In the event that all of the offered Company shares are sold within the offering period, as that period may be extended, the following will occur. All funds, including interest and dividends, if any, held by the escrow agent will be continue to be held by it in escrow in accordance with the SEC rules governing "blank check" companies. In such event, share certificates for all offered Company shares which have been purchased will be prepared, registered in the prescribed name(s), and also delivered to the escrow agent in escrow in accordance with the SEC rules governing "blank check" companies. Tecumseh will also deposit its unregistered Company shares with the escrow agent in furtherance of its agreement not to transfer ownership of any such shares prior to the successful consummation of its planned business combination.

Subscriber and Shareholder Status

         Until such time as the offering of Company shares has been completed and share certificates representing the purchased Company shares have been prepared and lodged with the escrow agent under the SEC rules governing "blank check" companies, such purchasers will be deemed subscribers and not security holders. The funds and share certificates in escrow will be held for the benefit of those subscribers until released and will not be subject to creditors of the Company or used for the expenses of this offering. Subsequent to the preparation and lodging with the escrow agent of the prepared stock certificates, the registered owners thereof will be deemed shareholders and shall enjoy all voting rights of holders of Company shares.

Subscription Offering and Selling Dealers

         The Company proposes to offer the offered Company shares pursuant to the rights of Class A share investors in Tecumseh as described in this prospectus and, if required, to the public, at the public offering price set forth on the cover page of this prospectus. The Company may engage the services of certain dealers, who are members of the NASD (National Association of Securities Dealers, Inc.), commissions of not in excess of $0.025 per offered Company share. No such reduction shall change the amount of proceeds to be received by the Company.

--------------------------------------------------------------------------------
                                     EXPERTS
--------------------------------------------------------------------------------

         The audited financial statements of Hollow Egg One Inc., dated January 24, 2002 included in this prospectus have been examined by Flom, French & Goodwin LLC, independent certified public accountants, 675 Line Road, Building 4, Suite B, Aberdeen, New Jersey 07774, as stated in their report appearing elsewhere herein, and are included in reliance upon the report of such firm and upon their authority as experts in accounting and auditing.

         We have had no changes in our accountants and auditors. We have had no disagreements with them on accounting and financial disclosure.

--------------------------------------------------------------------------------
                                 LEGAL OPINIONS
--------------------------------------------------------------------------------

         Legal matters in connection with the sale of the common stock offered hereby will be passed upon for the Company by Milling Law Offices, 115 River Road, Building 12, Edgewater, New Jersey 07020. John L. Milling, who is the proprietor of Milling Law Offices, is an officer and director of the Company and of its parent, Tecumseh Holdings Corporation, and is a controlling shareholder of Tecumseh.

--------------------------------------------------------------------------------
                       WHERE YOU CAN FIND MORE INFORMATION
--------------------------------------------------------------------------------

         This prospectus is part of a registration statement, and, as permitted by the SEC rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional office of the SEC at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of all or any part of these documents may be obtained from these offices of the SEC upon payment of the SEC's charge for copying Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference rooms. The registration statement is also available electronically and without charge on the Internet at http://www.sec.gov.

         You can also call or write us at any time with any questions you may have. Our telephone number is 201-313-1600 and our fax number is 201-313-7249. We'd be pleased to speak with you about any aspect of our business and this offering.

--------------------------------------------------------------------------------
                              FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                              HOLLOW EGG ONE, INC.
                          (A Development Stage Company)

                                TABLE OF CONTENTS

                                                                        PAGE NO.


INDEPENDENT AUDITORS' REPORT                                                 F-2

FINANCIAL STATEMENTS

         Balance Sheet                                                       F-3

         Statement of Operations                                             F-4

         Statement in Changes in Stockholder's Equity                        F-5

         Statement in Cash Flows                                             F-6

         Notes to Financial Statements                                       F-7

                                       F-1

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholder of Hollow Egg One, Inc.


We have audited the accompanying balance sheet of Hollow Egg One, Inc. (a development stage company) as of December 31, 2001, and the related statements of operations, changes in stockholder's equity, and cash flows for the period from inception (September 5, 2001) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hollow Egg One, Inc. at December 31, 2001, and the results of its operations, changes in stockholder's equity and its cash flows for the period from inception (September 5, 2001) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

/s/ FLOM, FRENCH & GOODWIN, L.L.C.
----------------------------------
Flom, French & Goodwin, L.L.C.
Aberdeen, NJ
January 24, 2002

                                       F-2

                              HOLLOW EGG ONE, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                December 31, 2001



                                     ASSETS

Cash                                                                   $ 4,489
                                                                       -------
Total Assets                                                           $ 4,489
                                                                       =======

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
    Accrued Expenses                                                   $ 2,500
    Payable to Parent Company                                              450
                                                                       -------
Total Liabilities                                                        2,950
                                                                       =======
Stockholder's Equity:
   Common stock, $.0001 par value; 10,000,000 shares
      authorized and 9,000,000 shares issued and                           900
outstanding

   Additional paid-in capital                                            3,600
   (Deficit) accumulated during the development stage                   (2,961)
                                                                       -------
Total Stockholder Equity                                                 1,539
                                                                       =======
Total Liabilities and Stockholder's Equity                             $ 4,489
                                                                       =======


                             See accompanying notes

                                       F-3

                              HOLLOW EGG ONE, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
     FOR THE PERIOD FROM INCEPTION (September 5, 2001) to December 31, 2001



Income                                      $        -0-

Costs and expenses:
  Miscellaneous Fees and taxes                       450
  Professional fees                                2,500
  Other                                               11
                                            ------------
Total Expenses                                     2,961
                                            ------------
Net (loss)                                  $     (2,961)
                                            ============



                             See accompanying notes

                                       F-4

                              HOLLOW EGG ONE, INC.
                          (A Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
     FOR THE PERIOD FROM INCEPTION (September 5, 2001) to December 31, 2001



                                                                       Accumulated
                                                                     (Deficit) During
                                                                            the
                                              Common      Additional    Development
                                               Stock   Paid-In Capital     Phase
                                              -------      -------        -------
              Balance, September 5, 2001      $    --      $    --        $    --

September 10, 2001:
  Issue of Common Stock 900,000 Shares

@                                                 900        3,600             --
  .0001 par value
Net (Loss)                                         --           --         (2,061)
                                              -------      -------        -------
Balance, December 31, 2001                    $   900      $ 3,600        $(2,061)
                                              =======      =======        =======

                             See accompanying notes

                                       F-5

                              HOLLOW EGG ONE, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
     FOR THE PERIOD FROM INCEPTION (September 5, 2001) to December 31, 2001


Cash Flows (Used) By Operating Activities:
   Net (loss)                                          $(2,961)
   Increase (Decrease) in:
      Accrued expenses & Accounts Payable                2,950
                                                       -------
Cash used by operating activities                          (11)
                                                       -------
Cash Flows from Investing Activities:                      -0-
                                                       -------
Cash Flows from Financing Activities:
   Stockholder contribution                              4,500
                                                       -------
Net increase in cash                                     4,489
Cash at September 5, 2001                                   --
                                                       -------
Cash at December 31, 2001                              $ 4,489
                                                       =======


                             See accompanying notes

                                       F-6

                              HOLLOW EGG ONE, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM INCEPTION (September 5, 2001) to December 31, 2001




1.       ORGANIZATION AND NATURE OF OPERATIONS

         Hollow Egg One, Inc. (the "Company") incorporated in the state of Delaware on September 5, 2001. The Company is in the developments stage. The Company's business purpose will be to engage in mergers and acquisitions of other companies. As of the date of this report the Company is a wholly-owned subsidiary of Tecumseh Holding Corporation (Parent). The Company has an agreement with the Parent whereby the Parent is obligated to pay for all the company's operating expenses during it's development stage.

2.       SIGNIFICANT ACCOUNTING POLICIES

                                Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               Basis of Accounting

         The Company uses the accrual method of accounting for both financial and tax reporting purposes.

3.       INCOME TAXES

         The Company has Federal tax loss carryforwards of $2,961. The Company has not recorded any deferred tax benefit of the loss carryforward inasmuch as realization in not assured.

                                       F-7

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 22.          Indemnification of Directors and Officers.

         The information required by this Item is incorporated by reference to the sub-topic entitled "Management-Indemnification" in the prospectus contained in this registration statement.

Item 23.          Other Expenses of Issuance and Distribution.

                  SEC registration fee                         $    70
                  Blue sky fees and expenses                    10,000
                  Legal fees and expenses                       25,000
                  Printing and engraving expenses                7,500
                  Accountants' fees and expenses                 2,500
                  Miscellaneous                                    930
                                                               -------
                  Total                                        $46,000

The foregoing expenses, except for the SEC fees, are estimated. The registrant will pay these expenses only to the extent that its available funds enable it to do so. All other expenses of registrant incurred in connection with its public offering and its activities as a "blank check" company prior to its planned business combination, will be paid by Tecumseh Holdings Corporation, the principal parent and promoter of the registrant, without recourse to the registrant of any kind whatever.

Item 24.          Recent Sales of Unregistered Securities.

         The only sale of shares of its common stock which has been made by the registrant, and the only such sale which it contemplates making prior to its planned business combination as a "blank check" company, was made without registration under the Securities Act of 1933. This sale was made to its founder, parent and promoter, Tecumseh Holdings Corporation, on September 10, 2001. Tecumseh purchased 9,000,000 shares of common stock of the registrant at a price of $0.0005 per share, constituting an aggregate consideration of $4,500. The sale to Tecumseh did not involve a public offering. The registrant relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Item 25.          Exhibits.

         The following exhibits are filed with this Registration Statement:

  Exhibit Number           Exhibit Name
  --------------           ------------

         1.1               Escrow Agreement (funds and shares)
         1.2               Indication of Interest (subscription rights)
         1.3               Indication of Interest (general)
         1.4               Subscription Agreement (subscription rights)
         1.5               Subscription Agreement (general)

         1.6               Lockup Agreement
         3.1               Certificate of incorporation (1)
         3.2               By-laws
         4                 Common stock certificate
         5                 Opinion regarding legality
         23.1              Consent of legal counsel (2)
         23.2              Consent of expert

All other exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.

------------------


         (1) Information pertaining to the common stock of the registrant is contained in the certificate of incorporation of the registrant.

         (2) The consent of legal counsel is contained in the opinion filed as Exhibit 5.

Item 26.          Undertakings.

The registrant hereby undertakes:

         (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to its certificate of incorporation or provisions of Delaware law, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Edgewater, State of New Jersey, on February 15, 2002.

                                             HOLLOW EGG ONE INC.


                                             By    JOHN L. MILLING
                                                   -----------------------------
                                                   John L. Milling, President

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates listed below.

Signature                            Title                              Date
---------                            -----                              ----

THOMAS C. SOURAN
Thomas C. Souran            Chairman of the board of           February 15, 2002
                            directors, treasurer and
                            chief financial officer
JOHN L. MILLING
John L. Milling             President, director and            February 15, 2002
                            chief executive officer

                                     [LOGO]




                               HOLLOW EGG ONE INC.

                         -------------------------------



                                   PROSPECTUS

                         -------------------------------





                                1,000,000 SHARES

                         -------------------------------



                                  COMMON STOCK

                                     , 2002

                                Exhibit Index
                                -------------


Exhibit Number

         1.1         Escrow Agreement (funds and shares)
         1.2         Indication of Interest (subscription rights)
         1.3         Indication of Interest    (general)
         1.4         Subscription Agreement (subscription rights)
         1.5         Subscription Agreement (general)

         1.6         Lockup Agreement
         3.1         Certificate of incorporation (1)
         3.2         By-laws
         4           Common stock certificate
         5           Opinion regarding legality
         23.1        Consent of legal counsel (2)
         23.2        Consent of expert



All other exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.



            (1) Information pertaining to the common stock of the registrant is contained in the certificate of incorporation of the registrant.

            (2) The consent of legal counsel is contained in the opinion filed as Exhibit 5.